Exhibit 99.1

SPARK NETWORKS® ANNOUNCES RESULTS

OF ITS ANNUAL GENERAL MEETING OF SHAREHOLDERS

BEVERLY HILLS, Calif., November 21, 2006 - Spark Networks plc (AMEX: LOV), a leading provider of online personals services, announced the results of its Annual General Meeting held on November 21, 2006.

All five board nominees were elected to serve as directors of Spark Networks. David Siminoff was re-elected to serve as Chairman of the Board. Following the meeting, the Company’s board consists of ten members, nine of whom are outside directors.

In addition, shareholders approved the Directors’ Remuneration Report; the reappointment of Ernst & Young LLP as independent auditors; and gave approval to receive the Company’s accounts for the year ended December 31, 2005.

Also at the meeting, shareholders in accordance with the recommendation of Spark Networks’ board of directors, approved the Company’s Share Repurchase plan authorizing the potential repurchase of up to an aggregate of approximately 2,000,000 shares. The repurchases will be done in the open market on the American Stock Exchange, Frankfurt Stock Exchange and XETRA exchange. The authorization to repurchase shares is valid for the next 18 months.

Any repurchases of ADSs on the American Stock Exchange will be conducted in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, which prescribes price, volume and procedural requirements for an issuer purchasing its shares. Although any repurchases on the Frankfurt Stock Exchange are not required to comply with Rule 10b-18, in addition to complying with German buyback rules, the Company intends, to the extent practicable, to conduct such repurchases as though the conditions of Rule 10b-18 were applicable. The repurchase plan will be funded using the Company’s distributable profits as prescribed by UK law.

Rule 10b-18 prescribes price, volume and procedural restrictions for an issuer purchasing its own shares as follows:

•	The Company must effect all repurchases from or through only one broker or dealer per exchange on any single day.

•	A purchase shall not constitute the opening transaction nor may any purchases take place during the last half hour of trading before the scheduled close of trading.

•	The purchase must be conducted at a price that is the highest current independent published bid or the last independent sale reported, whichever is higher.

•	The total amount purchased on any given day may not exceed 25 percent of the average daily trading volume. However, once a week, the Company may purchase, subject to the other restrictions described above, blocks of its securities.[1]

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; keep pace with rapid technological changes; maintain the strength of our existing brands; and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure. For a discussion of these and further risks and uncertainties, please see our filings with the

Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks plc:

Spark Networks’ American Depository Shares trade on the American Stock Exchange under the symbol “LOV,” and its Global Depositary Shares trade on the Frankfurt Stock Exchange under the symbol “MHJG.” The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BBWPersonalsPlus®.com (www.bbwpersonalsplus.com), BlackSingles.com® (www.blacksingles.com), CatholicMingle™.com (www.catholicmingle.com), LDSMingle®.com (www.ldsmingle.com), LDSSingles™.com (www.ldssingles.com), PrimeSingles™.net (www.primesingles.net), and Relationships.com™ (www.relationships.com).

For More Information

Investors:	Mark Thompson
+ 1-323-836-3000
mthompson@spark.net

Media:	Gail Laguna
+ 1-323-836-3000
glaguna@spark.net

1	The volume limitation does not apply to block purchases. A “block” is defined as a quantity of stock that either has a purchase price of $200,000 or more, is at least 5,000 shares and has a purchase price of at least $50,000 or is at least 20 round lots of the security and totals 150 percent or more of the trading volume for that security. A “round lot” is defined as 100 shares. Therefore, notwithstanding the volume limitation of Rule 10b-18, the Company may purchase, subject to the other restrictions described above, blocks of its securities.